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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 13, 2002



                                 WRP Corporation
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             (Exact name of registrant as specified in its charter)


Maryland                          0-17458                   73-1326131
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(State of other                   (Commission               (IRS Employer
jurisdiction of                   File Number)              Identification
incorporation)                                              Number)




             500 Park Boulevard, Suite 1260, Itasca, Illinois 60143
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (630) 285-9191



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                  The Audit Committee of the Board of Directors of WRP Corporation (the "Company") annually considers and recommends to the Board the selection of the Company's independent public accountants. As recommended by the Company's Audit Committee, the Company's Board of Directors on August 13, 2002 decided to no longer engage Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged Grant Thornton LLP to serve as the Company's independent public accountants for 2002.

         Andersen's reports on the Company's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have cause them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided Andersen with a copy of the foregoing disclosures. We have been informed that Andersen is no longer a going concern and, therefore, Andersen is unable to provide the Company with a letter stating its agreement with such statements.

         During the Company's two most recent fiscal years and through the date of this Form 8-K, the Company did not consult Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    WRP Corporation

                                    /s/ Alan E. Zeffer
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                                    By: Alan E. Zeffer
                                    Title: Chief Financial Officer,
                                            Vice President Finance/Operations


Date: August 15, 2002






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